Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80871, 33-98148 and 33-98150) of Transpro, Inc. of our report dated March 16, 2005 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
New York, NY

March 28, 2005